UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 25, 2004

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-02333-56	22-3173050

(Commission File Number)	(IRS Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)

(860) 652-3155

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 – Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Acquisition Agreement dated August 25, 2004
Ex-99.1 Press Release dated August 26, 2004

Item 1.01 – Entry into a Material Definitive Agreement

     On August 25, 2004, 6259936 Canada Inc. (the “Subsidiary”), a corporation incorporated under the laws of Canada and a wholly-owned subsidiary of Open Solutions Inc. (the “Registrant”), entered into an agreement to acquire all of the outstanding shares of capital stock of Datawest Solutions Inc. (“Datawest”), pursuant to the terms of an Acquisition Agreement (the “Acquisition Agreement”), dated as of August 25, 2004, between the Registrant, the Subsidiary and Datawest. Upon satisfaction of certain closing conditions set out in the Acquisition Agreement, including approval by the stockholders of Datawest, the aggregate consideration to be paid for all of the outstanding shares of capital stock of Datawest will be approximately CDN$49,700,000 (approximately US$38,300,000 at current exchange rates). The aggregate consideration consists of CDN$1.23 (approximately US$0.95 at current exchange rates) to be paid for each outstanding share of common stock of Datawest and CDN$2.60 (approximately US$2.00 at current exchange rates) to be paid for each outstanding share of preferred stock of Datawest. The Acquisition Agreement contemplates that the closing of the transaction will occur on the later of October 15, 2004 or the fifth business day following the satisfaction of certain closing conditions set out in the Acquisition Agreement, or on such other date that the parties agree.

     Upon closing of the transaction, the Subsidiary will assume approximately CDN$12,600,000 in debt that is currently held by Datawest pursuant to a credit facility with the Bank of Montreal. The debt consists of: (i) a term loan due October 31, 2009 with a balance of CDN$9,757,863 as of July 31, 2004, bearing interest at the Canadian prime rate plus 0.75%, on which Datawest is obligated to pay monthly installments of CDN$166,667 plus interest and an additional payment each May 31 equal to 50% of net cash flow for the previous fiscal year; (ii) a demand facility expiring on April 30, 2005 with a balance of CDN$900,000 as of July 31, 2004, bearing interest at the Canadian prime rate plus 2.00%, on which Datawest is obligated to pay monthly installments of CDN$100,000 plus interest; and (iii) a revolving line of credit with a balance of CDN$1,905,195 as of July 31, 2004, bearing interest at the Canadian prime rate plus 0.50%. The credit facility requires that Datawest obtain the consent of the Bank of Montreal prior to the closing of the transaction.

     The terms of the Acquisition Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Acquisition Agreement, to the best knowledge of the Registrant, the Registrant nor any of its affiliates, any director or officer of the Registrant, nor any associate of any such director or officer, had any material relationship with Datawest.

     Datawest, headquartered in Vancouver, British Columbia, Canada, is a provider of banking and payment technology solutions. Datawest’s Banking Solutions Group provides outsourced banking technology to Canadian credit unions, integrated with advanced phone and Internet banking solutions, technology for web-based experience management solutions and customer relationship management systems. The Payment Solutions Group manages an ATM network in Canada and develops and delivers electronic payment products and services, including ATM and POS systems and electronic funds transfer transaction processing, device management and monitoring. Datawest also provides professional services for implementation of banking and payment systems in major financial institutions and other financial services organizations.

     The Registrant issued a press release regarding the Acquisition Agreement on August 26, 2004, which is attached as an exhibit to this report.

     The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Acquisition Agreement, which is attached as an exhibit to this report.

1

     Statements made in this report that state the Registrant’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this report and the Registrant undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Registrant’s actual intentions, beliefs, expectations or predictions to differ materially from those projected in such forward-looking statements, including economic, competitive, governmental, technological and other factors discussed in the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits The Exhibits to this report are listed in the Exhibit Index attached hereto.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2004	OPEN SOLUTIONS INC.

	By:	/s/ Carl D. Blandino

Carl D. Blandino Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Acquisition Agreement, dated as of August 25, 2004, between Open Solutions Inc., 6259936 Canada Inc. and Datawest Solutions Inc.

99.1	Press Release dated August 26, 2004.